Exhibit 10.42

SECURITY AGREEMENT

This Security Agreement ("Agreement") is made and entered into as of this 9th day of May, 2014, by and between JADIAN, INC., an Illinois corporation, whose address is 205 W. Wacker Drive, Suite 1320, Chicago, Illinois 60606 ("Debtor"), and JADIAN ENTERPRISES, INC., a Michigan corporation, whose address is 320 W. Ottawa Street, Lansing, Michigan 48933 ("Secured Party").

RECITALS

A. Pursuant to a Promissory Note of even date herewith (the "Promissory Note"), Debtor is indebted to Secured Party in the amount of up to $210,000 (the Promissory Note and this Security Agreement are, collectively, the "Loan Documents"); and

B. Pursuant to an Asset Purchase Agreement of even date herewith (the "APA"), Debtor may be obligated to pay Secured Party certain earn-out payments up to a maximum amount of $300,000 ("Earn-out"); and

C. Debtor agrees to grant Secured Party a security interest in all of Debtor's assets to secure all indebtedness of Debtor to Secured Party, as more fully set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant of Security Interest. Debtor, for valuable consideration, hereby grants to Secured Party a security interest in and so pledges and assigns to Secured Party the following assets of Debtor, and all proceeds and products thereof ("Collateral"): all personal and fixture property of every kind and nature, including, without limitation, all goods (including inventory, machinery, equipment, and any accessions thereto), instruments (including promissory notes), documents, accounts receivable, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles (including all payment intangibles).

2. Indebtedness Secured. Debtor grants the foregoing security interest to Secured Party to secure Debtor's payment and performance of all of Debtor's obligations to Secured Party under the Loan Documents and the APA, including without limitation any Earn-out that becomes due and payable under the APA, and all amounts owed under any modifications, renewals or extensions of the Loan Documents and/or the APA (collectively referred to as the "Indebtedness").

3. Representations, Covenants and Warranties of Debtor. Debtor represents, covenants and warrants to Secured Party as follows:

3.1 Debtor is the owner of the Collateral and the Collateral is not subject to any prior lien, security interest, encumbrance.

Security Agreement

3.2 Debtor's address set forth in Section 8 of this Agreement is the location of Debtor's principal place of business.

3.3 Debtor shall keep the Collateral insured, at Debtor's expense, against risk of damage, destruction or theft.

3.4 Debtor shall not sell or offer to sell, assign, pledge, lease or otherwise transfer or encumber the Collateral without the prior written consent of Secured Party.

3.5 Debtor shall pay promptly when due all taxes and assessments upon the Collateral or for its use or operation.

3.6 Debtor shall immediately notify Secured Party in writing of any name change or any change in business organization.

3.7 Secured Party may inspect any Collateral at any time upon reasonable notice.

4. Secured Party's Right to Perform. If Debtor fails to perform any obligation of Debtor under this Agreement, Secured Party may, without giving notice to or obtaining the consent of Debtor, perform that obligation on behalf of Debtor. Debtor shall reimburse Secured Party within ten (10) days for any expense that Secured Party reasonably incurs in performing any such obligation upon written notice, plus eight percent (8%) per year on any sums from the date Secured Party incurred such obligation or obligations.

5. Default. Debtor shall be in default under this Agreement if:

5.1 Debtor fails to perform any obligation of Debtor under this Agreement;

5.2 There is any incorrectness or inaccuracy in any representation or warranty contained in this Agreement;

5.3 There is an attachment, execution or levy on any of the Collateral;

5.4 Debtor voluntarily or involuntarily becomes subject to any proceeding under (a) the Bankruptcy Code, or (b) any similar remedy under state statutory or common law;

5.5 Debtor shall fail to comply with, or become subject to: (a) any administrative or judicial proceeding under any federal, state or local law; (b) asset forfeiture or similar law which can result in the forfeiture of property, or (c) any other law, where noncompliance may have any significant effect on the Collateral;

5.6 Debtor otherwise breaches this Agreement in any respect; or

5.7 Debtor defaults under the APA, the Promissory Note, or any of the other Loan Documents.

Security Agreement

6. Secured Party's Rights and Remedies. Secured Party shall have all rights and remedies of a secured party under applicable laws. Without limiting these rights and remedies:

6.1 If all or any part of the Indebtedness is not paid when due, subject to rights of Senior Lender, Debtor, upon demand by Secured Party, shall deliver the Collateral and proceeds of the Collateral to Secured Party at such place as Secured Party shall designate in writing to Debtor, and Secured Party may dispose of the Collateral in any commercially reasonable manner, subject to the rights of any superior lien holder. Any notification required to be given by Secured Party to Debtor regarding any sale or other disposition of the Collateral shall be considered reasonable if mailed at least seven (7) days before the sale or other disposition.

6.2 Subject to the rights of any superior lien holder, the proceeds of any collection or disposition of the Collateral shall be applied first to Secured Party's reasonable expenses, and then to the Indebtedness, and Debtor shall be liable for any remaining deficiency.

6.3 All rights of Secured Party shall inure to the benefit of Secured Party's successor and assigns, and all obligations of Debtor shall bind Debtor's successor and assigns.

7. Amendment and Non-Waiver. No provision of this Agreement may be modified or waived except by written agreement signed by Secured Party. No delay or omission by Secured Party to exercise any right or remedy accruing upon any default shall; (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to the default; or (c) affect any subsequent default of the same or of a different nature.

8. Notices. Any notice to Debtor or to Secured Party shall be deemed to be given if and when either personally delivered or mailed, with postage prepaid, to the respective address of Debtor or Secured Party as set forth above.

9. Assignment.

9.1 Binds Assignees. This Agreement shall bind and shall inure to the benefit of the successors and assigns of Secured Party and shall bind all persons who become bound as a debtor to this Agreement.

9.2 No Assignments by Debtor. Secured Party does not consent to any assignment by Debtor except as expressly provided in this Agreement.

9.3 Secured Party Assignments. Secured Party may assign its rights and interests under this Agreement. If an assignment is made, Debtor shall render performance under this Agreement to the assignee. Debtor waives and will not assert against any assignee any claims, defenses or set-offs which Debtor could assert against Secured Party except defenses which cannot be waived.

10. Severability. Should any provision of this Agreement be found to be void, invalid or unenforceable by a court or panel of arbitrators of competent jurisdiction, that finding shall only affect the provisions found to be void, invalid or unenforceable and shall not affect the remaining provisions of this Agreement.

Security Agreement

11. No Marshalling. Secured Party has no obligation to marshal any assets in favor of Debtor, or against or in payment of: the Note; any of the Indebtedness, or any other obligations owed to Secured Party by Debtor or any other person.

12. General Construction. This Agreement shall be governed by and construed under the laws (statue and common) of the State of Michigan. Headings are for convenience only; in no event shall any such title or caption be deemed to be part of this Agreement or interpretive of any of its language or intent. Reference to the singular shall include the plural, and vice versa, when the context so suggests. No provision of this Agreement is to be interpreted for or against any party because that party or that party's legal representative drafted the Agreement or any of its provisions. Time shall be of the essence.

13. Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments for secured Party to perfect its security interest in the Collateral. Debtor agrees to furnish any such information to Secured Party promptly upon request.

IN WITNESS WHEREOF, the parties have executed this Agreement as of date first set forth above.

DEBTOR:

JAIDAN, INC., an Illinois corporation

/s/ Shaun Passley

By: Shaun Passley

Its: President

DEBTOR:

JAIDAN ENTERPRISES, INC., a Michigan corporation

/s/ Karen Griggs

By: Karen Griggs

Its: Director

Security Agreement